UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     September 8, 2020

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.001	AERG	OTCQB

Item 8.01 – Other Events -- Update on Litigation

The following provides an update on events concerning litigation involving Applied Energetics, Inc. Information regarding events occurring prior to the date of this Current Report on Form 8-K can be found in the company’s prior Current, Annual and Quarterly Reports on Forms 8-K, 10-K and 10-Q, respectively, on file with the Securities and Exchange Commission.

In our ongoing litigation in the Delaware Court of Chancery against George Farley, the company’s former CEO, and AnneMarieCo., LLC, the parties have agreed to settle the case. The parties are negotiating the details of a definitive settlement agreement, and certain aspects of the settlement are subject to approval by the court.

Separately, in our ongoing litigation against Stein Riso Mantel McDonough, LLP, in the United States District Court for the Southern District of New York, the parties have also agreed to settle the case. The parties are negotiating the details of the definitive settlement agreement in this case as well.

The timing of the two settlements is coincidental based on the procedural status of each case. One did not precipitate the other and each was negotiated separately. The company cannot guaranty the outcome of any litigation but expects to provide further updates and disclose the material terms of the definitive settlement agreements in each of the aforementioned cases as soon as they are fully executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles,
Gregory J. Quarles,
Chief Executive Officer

Date: September 9, 2020